Exhibit 99.1

NEWS RELEASE

Contacts:

Francesca DeMartino	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-2029	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS FISCAL YEAR AND
FOURTH QUARTER 2019 FINANCIAL RESULTS

▪	Q4 Revenue of $8.1 Billion, Flat as Reported and Grew 3.6% Organic

▪	Q4 GAAP Diluted EPS of $0.87; Q4 Non-GAAP Diluted EPS of $1.54

▪	FY19 Revenue of $30.6 Billion Grew 2.0% Reported and 5.5% Organic

▪	FY19 GAAP Diluted EPS of $3.41; FY19 Non-GAAP Diluted EPS of $5.22

▪	FY19 Cash Flow from Operations of $7.0 Billion Grew 50%; FY19 Free Cash Flow of $5.9 Billion Grew 62%

▪	Company Issues FY20 Guidance

DUBLIN - May 23, 2019 - Medtronic plc (NYSE: MDT) today announced financial results for its fiscal year and fourth quarter 2019, which ended April 26, 2019.

Medtronic’s fiscal year 2019 revenue of $30.557 billion increased 2.0 percent, or 5.5 percent on an organic basis, adjusting for the divestiture of certain businesses to Cardinal Health that occurred in the second quarter of fiscal year 2018 and the $455 million negative impact from foreign currency. As reported, fiscal year 2019 net earnings were $4.631 billion or $3.41 per diluted share. As detailed in the link at the end of this release, fiscal year 2019 non-GAAP earnings and diluted earnings per share (EPS) were $7.089 billion and $5.22, respectively, both representing increases of 9 percent. Adjusting for the divestiture and a positive 7 cent impact from foreign currency, fiscal year 2019 non-GAAP diluted EPS increased 10 percent.

Fiscal year 2019 cash flow from operations was $7.007 billion. Fiscal year 2019 free cash flow was $5.873 billion versus $3.616 billion in the prior year, an increase of 62 percent.

The company reported fourth quarter worldwide revenue of $8.146 billion, flat as reported or 3.6 percent growth on an organic basis, which adjusts for a $289 million negative impact from foreign currency. As reported, fourth quarter GAAP net income and diluted EPS were $1.172 billion and $0.87, respectively. As detailed in the financial schedules included through the link at the end of this release, fourth quarter non-GAAP net income and non-GAAP diluted EPS were $2.077 billion and $1.54, respectively, increases of 7 percent and 8 percent, respectively. Adjusting for a negative 1 cent impact from foreign currency, fourth quarter non-GAAP diluted EPS increased 9 percent.

Fourth quarter U.S. revenue of $4.284 billion represented 52 percent of company revenue and increased 2.3 percent as reported. Non-U.S. developed market revenue of $2.575 billion represented 32 percent of company revenue and decreased 5.3 percent as reported and increased 1.7 percent on a constant currency basis. Emerging market revenue of $1.287 billion represented 16 percent of company revenue and increased 3.9 percent as reported and 12.0 percent on a constant currency basis.

“Q4 was a solid finish to a strong fiscal year for Medtronic. In fiscal year 2019, we executed and delivered revenue growth, EPS, and free cash flow all above the guidance we set at the beginning of the year,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Our organization overcame challenges and relied upon the diversification of our business to deliver another quarter of solid top- and bottom-line results, with excellent free cash flow generation.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG fiscal year 2019 revenue of $11.505 billion increased 1.3 percent as reported and 2.9 percent on a constant currency basis. CVG fourth quarter revenue of $3.050 billion decreased 2.7 percent as reported and increased 1.1 percent on a constant currency basis. CVG fourth quarter revenue performance was driven by mid-single digit growth in APV and CSH, offset by low-single digit declines in CRHF, all on a constant currency basis.

▪
Cardiac Rhythm & Heart Failure fourth quarter revenue of $1.554 billion decreased 4.8 percent as reported or 1.4 percent on a constant currency basis. Arrhythmia Management grew in the mid-single digits on a constant currency basis, driven by high-twenties growth of the TYRX® Absorbable Antibacterial Envelope, high-teens growth of the Reveal LINQ™ Insertable Cardiac Monitoring System, and mid-teens growth in AF Solutions, all on a constant currency basis. This was offset by low-double digit declines in Heart Failure, including high-thirties declines in sales of left ventricular assist devices (LVADs), both on a constant currency basis.

▪
Coronary & Structural Heart fourth quarter revenue of $994 million decreased 1.1 percent as reported or increased 3.6 percent on a constant currency basis, led by low-double digit constant currency growth in sales of transcatheter aortic valves, reflecting the clinical benefits of the CoreValve® Evolut® PRO platform, and high-single digit growth in Cardiac Surgery. Coronary declined in the low-single digits, as mid-single digit declines in drug-eluting stents offset mid-teens growth in coronary balloons and high-single digit growth in guide catheters, all on a constant currency basis.

▪
Aortic, Peripheral & Venous fourth quarter revenue of $502 million increased 1.0 percent as reported or 4.4 percent on a constant currency basis. Venous grew in the high-single digits on a constant currency basis on continued strong adoption of the VenaSeal™ closure system. Aortic grew in the mid-single digits on a constant currency basis, reflecting strong demand for the Valiant Navion™ thoracic stent graft system. Peripheral grew in the low-single digits, as low-double digit growth in PTA balloons and high-single digit growth in atherectomy offset high-single digit declines in drug-coated balloons, all on a constant currency basis.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG fiscal year 2019 revenue of $8.478 billion decreased 2.7 percent as reported and increased 5.8 percent on a comparable, constant currency basis. MITG fourth quarter revenue of $2.255 billion increased 0.8 percent as reported or 5.1 percent on a constant currency basis. MITG fourth quarter revenue was driven by balanced growth across both divisions, with mid-single digit constant currency growth in both SI and RGR.

▪
Surgical Innovations fourth quarter revenue of $1.529 billion increased 1.1 percent as reported or 5.8 percent on a constant currency basis, driven by high-single digit constant currency growth in Advanced Energy on continued strong sales of LigaSure™ vessel sealing instruments with innovative nano-coating and Valleylab™ FT10 energy platform. Advanced Stapling grew in the mid-single digits on a constant currency basis, driven by strong demand for Tri-Staple™ 2.0 endo stapling specialty reloads and the Signia™ powered stapler. Surgical Innovations managed through a difficult issue in its sterilization supply chain, which had no net impact on revenue but did impact quarterly operating profit.

▪
Respiratory, Gastrointestinal & Renal fourth quarter revenue of $726 million increased 0.3 percent as reported or 3.6 percent on a constant currency basis. Respiratory and Patient Monitoring grew in the mid-single digits on a constant currency basis on strong sales of Puritan Bennett™ 980 ventilators, McGRATH™ MAC video laryngoscopes, Microstream™ capnography monitoring products, and INVOS™ cerebral oximetry systems. Renal Care Solutions grew mid-single digits on a constant currency basis, and GI Solutions grew low-single digits on a constant currency basis, with solid growth in PillCam™ systems.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Brain Therapies, Spine, Specialty Therapies, and Pain Therapies divisions. RTG fiscal year 2019 revenue of $8.183 billion increased 5.7 percent as reported and 6.6 percent on a constant currency basis. RTG fourth quarter revenue of $2.215 billion increased 4.1 percent as reported or 6.5 percent on a constant currency basis. RTG fourth quarter results were driven by low-double digit growth in Brain Therapies, high-single digit growth in Specialty Therapies, mid-single digit growth in Pain Therapies, and low-single digit growth in Spine, all on a constant currency basis.

▪
Brain Therapies fourth quarter revenue of $737 million increased 9.7 percent as reported or 12.8 percent on a constant currency basis, driven by high-teens constant currency growth in Neurovascular and mid-teens constant currency growth in Neurosurgery. Neurovascular results were broad-based, with low-twenties growth in stent retrievers, coils, flow diversion, and high-teens growth in neuro access, all on a constant currency basis. Neurosurgery was led by strong capital equipment sales of Mazor X™ robotic guidance systems, StealthStation® S8 surgical navigation systems, Midas Rex® powered surgical instrument systems, and O-arm® surgical imaging systems.

▪
Spine fourth quarter revenue of $691 million decreased 1.1 percent as reported and or increased 0.7 percent on a constant currency basis. When combined with the company’s sales of enabling technology used in spine surgeries, including robotics, navigation, imaging, and powered surgical instruments that are recognized in the Brain Therapies division, global Spine revenue grew in the mid-single digits and U.S. Core Spine revenue grew in the low-double digits on a constant currency basis. Cervical spine products grew mid-single digits on a constant currency basis, driven by the continued launch of the Infinity™ OCT system and solid growth of the Prestige LP™ cervical disc system.

▪
Specialty Therapies fourth quarter revenue of $445 million increased 5.0 percent as reported or 6.8 percent on a constant currency basis. Results were led by high-teens constant currency growth in Transformative Solutions, on strong sales of Aquamantys™ bipolar sealers and PlasmaBlade™ dissection devices, and high-single digit constant currency growth in ENT.

▪
Pain Therapies fourth quarter revenue of $342 million increased 3.0 percent as reported or 5.4 percent on a constant currency basis. The division had high-single digit constant currency growth in Targeted Drug Delivery, and mid-single digit constant currency growth in Pain Stimulation on the continued strength of the Intellis™ platform.

Diabetes Group
The Diabetes Group includes the Advanced Insulin Management (AIM) and Emerging Technologies divisions. Diabetes Group fiscal year 2019 revenue of $2.391 billion increased 11.7 percent as reported and 13.4 percent on a constant currency basis. Diabetes Group fourth quarter revenue of $626 million decreased 2.9 percent as reported or increased 0.6 percent on a constant currency basis. Despite facing more difficult comparisons on pump sales given the backlog of patient orders that the company cleared in the prior year, revenue increased 2.6 percent versus the prior quarter as reported.

▪
Advanced Insulin Management fourth quarter revenue decreased low-single digits constant currency. Strong, mid-teens growth in international markets, driven by the ongoing launch of the MiniMed™ 670G hybrid closed loop insulin pump system with the Guardian™ Sensor 3, was offset by difficult comparisons and increased competition in the U.S. Global adoption of sensor-augmented insulin pump systems has resulted in strong sensor attachment rates, with integrated CGM sales growing in the high-teens on a constant currency basis.

▪
Emerging Technologies fourth quarter revenue grew in the low-sixties on a constant currency basis, driven by the ongoing launch of the Guardian™ Connect CGM system with Sugar.IQ™ personal diabetes assistant, which grew triple digits for the fourth consecutive quarter.

Guidance
The company today issued its fiscal year 2020 revenue and EPS growth guidance.

The company expects revenue growth in its fiscal year 2020 to approximate 4.0 percent on an organic basis. If current exchange rates hold, revenue growth in fiscal year 2020 would be negatively affected by 1.0 to 1.5 percent.

In fiscal year 2020, the company expects diluted non-GAAP EPS in the range of $5.44 to $5.50, including an estimated 10 cent negative impact from foreign exchange based on current rates.

“The company continues to make significant progress on our pipeline,” said Ishrak. “We expect our revenue growth to accelerate over the course of fiscal year 2020 and into fiscal year 2021, driven by the anniversary of recent headwinds, combined with a series of major product launches over the next 12 months.”

Webcast Information
Medtronic will host a webcast today, May 23, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the fourth quarter and fiscal year 2019 financial schedules and non-GAAP reconciliations, click here. To view the fourth quarter and fiscal year 2019 earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the fourth quarter of fiscal year 2018, and references to annual figures increasing or decreasing are in comparison to fiscal year 2018.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as material acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

View Fourth Quarter and FY19 Financial Schedules & Non-GAAP Reconciliations
View Fourth Quarter and FY19 Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	FOURTH QUARTER						YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$3,050	$3,135	(2.7)%	$(120)	$3,170	1.1%	$11,505	$11,354	1.3%	$(182)	$11,354	2.9%
Cardiac Rhythm & Heart Failure	1,554	1,633	(4.8)	(56)	1,610	(1.4)	5,849	5,947	(1.6)	(81)	5,947	(0.3)
Coronary & Structural Heart	994	1,005	(1.1)	(47)	1,041	3.6	3,730	3,562	4.7	(76)	3,562	6.9
Aortic, Peripheral & Venous	502	497	1.0	(17)	519	4.4	1,926	1,845	4.4	(25)	1,845	5.7
Minimally Invasive Therapies Group (1)	2,255	2,237	0.8	(96)	2,351	5.1	8,478	8,716	(2.7)	(164)	8,166	5.8
Surgical Innovations	1,529	1,513	1.1	(72)	1,601	5.8	5,753	5,630	2.2	(125)	5,537	6.2
Respiratory, Gastrointestinal, & Renal	726	724	0.3	(24)	750	3.6	2,725	3,086	(11.7)	(39)	2,629	5.1
Restorative Therapies Group	2,215	2,127	4.1	(50)	2,265	6.5	8,183	7,743	5.7	(73)	7,743	6.6
Spine	691	699	(1.1)	(13)	704	0.7	2,654	2,668	(0.5)	(18)	2,668	0.1
Brain Therapies	737	672	9.7	(21)	758	12.8	2,604	2,354	10.6	(34)	2,354	12.1
Specialty Therapies	445	424	5.0	(8)	453	6.8	1,641	1,556	5.5	(11)	1,556	6.2
Pain Therapies	342	332	3.0	(8)	350	5.4	1,284	1,165	10.2	(10)	1,165	11.1
Diabetes Group	626	645	(2.9)	(23)	649	0.6	2,391	2,140	11.7	(36)	2,140	13.4
TOTAL	$8,146	$8,144	—%	$(289)	$8,435	3.6%	$30,557	$29,953	2.0%	$(455)	$29,403	5.5%

(1) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
U.S.(1) REVENUE
(Unaudited)

	FOURTH QUARTER			YEAR-TO-DATE
	REPORTED			REPORTED			COMPARABLE
(in millions)	FY19	FY18	Growth	FY19	FY18	Growth	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$1,510	$1,530	(1.3)%	$5,750	$5,681	1.2%	$5,681	1.2%
Cardiac Rhythm & Heart Failure	840	877	(4.2)	3,174	3,272	(3.0)	3,272	(3.0)
Coronary & Structural Heart	396	382	3.7	1,492	1,368	9.1	1,368	9.1
Aortic, Peripheral & Venous	274	271	1.1	1,084	1,041	4.1	1,041	4.1

Minimally Invasive Therapies Group (2)	971	902	7.6	3,630	3,804	(4.6)	3,463	4.8
Surgical Innovations	609	577	5.5	2,315	2,245	3.1	2,222	4.2
Respiratory, Gastrointestinal, & Renal	362	325	11.4	1,315	1,559	(15.7)	1,241	6.0

Restorative Therapies Group	1,473	1,385	6.4	5,478	5,164	6.1	5,164	6.1
Spine	482	477	1.0	1,841	1,849	(0.4)	1,849	(0.4)
Brain Therapies	419	370	13.2	1,484	1,323	12.2	1,323	12.2
Specialty Therapies	329	306	7.5	1,224	1,160	5.5	1,160	5.5
Pain Therapies	243	232	4.7	929	832	11.7	832	11.7

Diabetes Group	330	370	(10.8)	1,336	1,226	9.0	1,226	9.0
TOTAL	$4,284	$4,187	2.3%	$16,194	$15,875	2.0%	$15,534	4.2%

(1) U.S. includes the United States and U.S. territories.
(2) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)
(Unaudited)

	FOURTH QUARTER						YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
U.S.	$1,510	$1,530	(1.3)%	$—	$1,510	(1.3)%	$5,750	$5,681	1.2%	$—	$5,681	1.2%
Non-U.S. Developed	1,001	1,074	(6.8)	(76)	1,077	0.3	3,767	3,790	(0.6)	(79)	3,790	1.5
Emerging Markets	539	531	1.5	(44)	583	9.8	1,988	1,883	5.6	(103)	1,883	11.0
Cardiac & Vascular Group	3,050	3,135	(2.7)	(120)	3,170	1.1	11,505	11,354	1.3	(182)	11,354	2.9

U.S.	971	902	7.6	—	971	7.6	3,630	3,804	(4.6)	—	3,394	7.0
Non-U.S. Developed	854	923	(7.5)	(60)	914	(1.0)	3,250	3,378	(3.8)	(66)	3,267	1.5
Emerging Markets	430	412	4.4	(36)	466	13.1	1,598	1,534	4.2	(98)	1,505	12.7
Minimally Invasive Therapies Group	2,255	2,237	0.8	(96)	2,351	5.1	8,478	8,716	(2.7)	(164)	8,166	5.8

U.S.	1,473	1,385	6.4	—	1,473	6.4	5,478	5,164	6.1	—	5,164	6.1
Non-U.S. Developed	484	503	(3.8)	(34)	518	3.0	1,759	1,720	2.3	(38)	1,720	4.5
Emerging Markets	258	239	7.9	(16)	274	14.6	946	859	10.1	(35)	859	14.2
Restorative Therapies Group	2,215	2,127	4.1	(50)	2,265	6.5	8,183	7,743	5.7	(73)	7,743	6.6

U.S.	330	370	(10.8)	—	330	(10.8)	1,336	1,226	9.0	—	1,226	9.0
Non-U.S. Developed	236	218	8.3	(18)	254	16.5	855	739	15.7	(22)	739	18.7
Emerging Markets	60	57	5.3	(5)	65	14.0	200	175	14.3	(14)	175	22.3
Diabetes Group	626	645	(2.9)	(23)	649	0.6	2,391	2,140	11.7	(36)	2,140	13.4

U.S.	4,284	4,187	2.3	—	4,284	2.3	16,194	15,875	2.0	—	15,465	4.7
Non-U.S. Developed	2,575	2,718	(5.3)	(188)	2,763	1.7	9,631	9,627	—	(205)	9,516	3.4
Emerging Markets	1,287	1,239	3.9	(101)	1,388	12.0	4,732	4,451	6.3	(250)	4,422	12.7
TOTAL	$8,146	$8,144	—%	$(289)	$8,435	3.6%	$30,557	$29,953	2.0%	$(455)	$29,403	5.5%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 26, 2019	April 27, 2018	April 26, 2019	April 27, 2018
Net sales	$8,146	$8,144	$30,557	$29,953
Costs and expenses:
Cost of products sold	2,483	2,398	9,155	9,067
Research and development expense	594	592	2,330	2,256
Selling, general, and administrative expense	2,620	2,596	10,418	10,238
Amortization of intangible assets	437	448	1,764	1,823
Restructuring charges, net	86	7	198	30
Certain litigation charges	—	—	166	61
Gain on sale of businesses	—	—	—	(697)
Other operating (income) expense, net	(20)	175	258	535
Operating profit	1,946	1,928	6,268	6,640
Other non-operating income, net	(64)	(114)	(373)	(181)
Interest expense	718	317	1,444	1,146
Income before income taxes	1,292	1,725	5,197	5,675
Income tax provision	110	260	547	2,580
Net income	1,182	1,465	4,650	3,095
Net (income) loss attributable to noncontrolling interests	(10)	(5)	(19)	9
Net income attributable to Medtronic	$1,172	$1,460	$4,631	$3,104
Basic earnings per share	$0.87	$1.08	$3.44	$2.29
Diluted earnings per share	$0.87	$1.07	$3.41	$2.27
Basic weighted average shares outstanding	1,340.6	1,354.9	1,346.4	1,356.7
Diluted weighted average shares outstanding	1,350.8	1,366.0	1,357.5	1,368.2

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended April 26, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$8,146	$2,483	69.5%	$1,946	23.9%	$1,292	$1,172	$0.87	8.5%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(33)	0.4	151	1.8	151	125	0.09	17.2
Acquisition-related items (3)	—	(2)	—	31	0.4	31	28	0.02	9.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	30	18	0.01	40.0
Debt tender premium and other charges (5)	—	—	—	(28)	(0.3)	457	344	0.25	24.7
IPR&D charges (6)	—	—	—	32	0.4	32	26	0.02	18.8
Amortization of intangible assets	—	—	—	437	5.3	437	369	0.27	15.6
Certain tax adjustments, net (7)	—	—	—	—	—	—	(5)	—	—
Non-GAAP	$8,146	$2,448	69.9%	$2,569	31.5%	$2,430	$2,077	$1.54	14.1%
Currency impact	289	49	0.5	9	(0.9)			0.01
Currency Adjusted	$8,435	$2,497	70.4%	$2,578	30.6%			$1.55

	Three months ended April 27, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$8,144	$2,398	70.6%	$1,928	23.7%	$1,725	$1,460	$1.07	15.1%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(15)	0.2	45	0.6	45	35	0.03	22.2
Acquisition-related items (3)	—	(4)	—	31	0.4	31	24	0.02	22.6
Debt redemption premium (8)	—	—	—	—	—	38	26	0.02	31.6
Amortization of intangible assets	—	—	—	448	5.4	448	367	0.27	18.1
Certain tax adjustments, net (9)	—	—	—	—	—	—	30	0.02	—
Non-GAAP	$8,144	$2,379	70.8%	$2,452	30.1%	$2,287	$1,942	$1.42	14.9%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)
The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating (income) expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.

(6)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.

(7)	The net benefit is primarily associated with the finalization of state income tax calculations associated with the impacts of U.S. tax reform.

(8)
The charge, included within interest expense in our consolidated statements of income, was recognized in connection with the early redemption of approximately $1.2 billion of Medtronic, Inc. senior notes.

(9)
The net charge primarily relates to the impact of U.S. tax reform and the tax cost associated with an internal reorganization, partially offset by the tax effects from the intercompany sale of intellectual property and the impacts from the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended April 26, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc./Exp.), net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,146	$2,620	32.2%	$594	7.3%	$(20)	(0.2)%	$(64)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(32)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(23)	(0.3)	—	—	(6)	(0.1)	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	(30)
Debt tender premium and other charges (4)	—	—	—	—	—	28	0.3	—
IPR&D charges (5)	—	—	—	—	—	(32)	(0.4)	—
Non-GAAP	$8,146	$2,565	31.5%	$594	7.3%	$(30)	(0.4)%	$(94)
Currency impact	289	86	(0.1)	5	(0.2)	140	1.7	—
Currency Adjusted	$8,435	$2,651	31.4%	$599	7.1%	$110	1.3%	$(94)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)
The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating (income) expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.

(5)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal year ended April 26, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$30,557	$9,155	70.0%	$6,268	20.5%	$5,197	$4,631	$3.41	10.5%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(91)	0.4	407	1.3	407	341	0.25	16.2
Acquisition-related items (3)	—	(7)	—	88	0.3	88	72	0.05	18.2
Certain litigation charges	—	—	—	166	0.5	166	142	0.10	14.5
(Gain)/loss on minority investments (4)	—	—	—	—	—	(62)	(65)	(0.05)	(4.8)
Debt tender premium and other charges (5)	—	—	—	(28)	(0.1)	457	344	0.25	24.7
IPR&D charges (6)	—	—	—	58	0.2	58	49	0.04	15.5
Exit of businesses (7)	—	—	—	149	0.5	149	118	0.09	20.8
Amortization of intangible assets	—	—	—	1,764	5.8	1,764	1,497	1.10	15.1
Certain tax adjustments, net (8)	—	—	—	—	—	—	(40)	(0.03)	—
Non-GAAP	$30,557	$9,057	70.4%	$8,872	29.0%	$8,224	$7,089	$5.22	13.6%
Currency impact	455	181	(0.2)	(108)	(0.7)			(0.07)
Currency Adjusted	$31,012	$9,238	70.2%	$8,764	28.3%			$5.15

	Fiscal year ended April 27, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$29,953	$9,067	69.7%	$6,640	22.2%	$5,675	$3,104	$2.27	45.5%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(40)	0.1	107	0.4	107	87	0.06	18.7
Acquisition-related items (9)	—	(28)	0.1	115	0.4	132	90	0.07	31.8
Debt redemption premium (10)	—	—	—	—	—	38	26	0.02	31.6
Divestiture-related items (11)	—	—	—	115	0.4	115	103	0.08	10.4
Certain litigation charges	—	—	—	61	0.2	61	53	0.04	13.1
Investment loss (12)	—	—	—	—	—	227	228	0.17	(0.4)
IPR&D charges (13)	—	—	—	46	0.2	46	41	0.03	10.9
Gain on sale of businesses (14)	—	—	—	(697)	(2.3)	(697)	(697)	(0.51)	—
Hurricane Maria (15)	—	(17)	0.1	34	0.1	34	33	0.02	2.9
Contribution to Medtronic Foundation	—	—	—	80	0.3	80	54	0.04	32.5
Amortization of intangible assets	—	—	—	1,823	5.9	1,823	1,501	1.10	17.7
Certain tax adjustments, net (16)	—	—	—	—	—	—	1,907	1.39	—
Non-GAAP	$29,953	$8,982	70.0%	$8,324	27.8%	$7,641	$6,530	$4.77	14.7%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)
The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.

(6)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.

(7)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

(8)
The net benefit relates to the impacts of U.S. tax reform, along with intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.

(9)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(10)
The charge, included within interest expense in our consolidated statements of income, was recognized in connection with the early redemption of approximately $1.2 billion of Medtronic Inc. senior notes.

(11)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(12)	The charge was recognized in connection with the impairment of certain cost and equity method investments.

(13)	The charge was recognized in connection with the impairment of IPR&D assets.

(14)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(15)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(16)
The net charge primarily relates to the impact of U.S. tax reform, inclusive of the transition tax, remeasurement of deferred tax assets and liabilities, and the decrease in the U.S. statutory tax rate. Additionally, the net charge includes the impacts from the divestiture of our Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses, and the net tax cost associated with an internal reorganization, which were partially offset by the tax effects from the intercompany sale of intellectual property.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal year ended April 26, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$30,557	$10,418	34.1%	$2,330	7.6%	$258	0.8%	$(373)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(118)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(143)	(0.5)	—	—	62	0.3	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	62
Debt tender premium and other costs (4)	—	—	—	—	—	28	0.1	—
IPR&D charges (5)	—	—	—	—	—	(58)	(0.2)	—
Exit of businesses (6)	—	—	—	—	—	(149)	(0.5)	—
Non-GAAP	$30,557	$10,157	33.2%	$2,330	7.6%	$141	0.5%	$(311)
Currency impact	455	148	—	5	(0.1)	229	0.7	—
Currency Adjusted	$31,012	$10,305	33.2%	$2,335	7.5%	$370	1.2%	$(311)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)
The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.

(5)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.

(6)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal Year
(in millions)	2019	2018	2017
Net cash provided by operating activities	$7,007	$4,684	$6,880
Additions to property, plant, and equipment	(1,134)	(1,068)	(1,254)
Free Cash Flow (1)	$5,873	$3,616	$5,626
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	April 26, 2019	April 27, 2018
ASSETS

Current assets:
Cash and cash equivalents	$4,393	$3,669
Investments	5,455	7,558
Accounts receivable, less allowances of $190 and $193, respectively	6,222	5,987
Inventories, net	3,753	3,579
Other current assets	2,144	2,187
Total current assets	21,967	22,980

Property, plant, and equipment	10,920	10,259
Accumulated depreciation	(6,245)	(5,655)
Property, plant, and equipment, net	4,675	4,604
Goodwill	39,959	39,543
Other intangible assets, net	20,560	21,723
Tax assets	1,519	1,465
Other assets	1,014	1,078
Total assets	$89,694	$91,393

LIABILITIES AND EQUITY

Current liabilities:
Current debt obligations	$838	$2,058
Accounts payable	1,953	1,628
Accrued compensation	2,189	1,988
Accrued income taxes	567	979
Other accrued expenses	2,925	3,431
Total current liabilities	8,472	10,084

Long-term debt	24,486	23,699
Accrued compensation and retirement benefits	1,651	1,425
Accrued income taxes	2,838	3,051
Deferred tax liabilities	1,278	1,423
Other liabilities	757	889
Total liabilities	39,482	40,571

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,340,697,595 and 1,354,218,154 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,532	28,127
Retained earnings	26,270	24,379
Accumulated other comprehensive loss	(2,711)	(1,786)
Total shareholders’ equity	50,091	50,720
Noncontrolling interests	121	102
Total equity	50,212	50,822
Total liabilities and equity	$89,694	$91,393

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2019	2018	2017
Operating Activities:
Net income	$4,650	$3,095	$4,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,659	2,644	2,917
Provision for doubtful accounts	78	52	39
Deferred income taxes	(304)	(919)	(459)
Stock-based compensation	290	344	348
Loss on debt extinguishment	457	38	—
Gain on sale of businesses	—	(697)	—
Investment loss	—	227	—
Other, net	257	73	(128)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(581)	(275)	(75)
Inventories, net	(274)	(192)	(227)
Accounts payable and accrued liabilities	399	65	356
Other operating assets and liabilities	(624)	229	85
Net cash provided by operating activities	7,007	4,684	6,880
Investing Activities:
Acquisitions, net of cash acquired	(1,827)	(137)	(1,324)
Proceeds from sale of businesses	—	6,058	—
Additions to property, plant, and equipment	(1,134)	(1,068)	(1,254)
Purchases of investments	(2,532)	(3,200)	(4,371)
Sales and maturities of investments	4,683	4,227	5,356
Other investing activities, net	36	(22)	22
Net cash (used in) provided by investing activities	(774)	5,858	(1,571)
Financing Activities:
Change in current debt obligations, net	(713)	(249)	906
Issuance of long-term debt	7,794	21	2,140
Payments on long-term debt	(7,948)	(7,370)	(863)
Dividends to shareholders	(2,693)	(2,494)	(2,376)
Issuance of ordinary shares	992	403	428
Repurchase of ordinary shares	(2,877)	(2,171)	(3,544)
Other financing activities	14	(94)	26
Net cash used in financing activities	(5,431)	(11,954)	(3,283)
Effect of exchange rate changes on cash and cash equivalents	(78)	114	65
Net change in cash and cash equivalents	724	(1,298)	2,091
Cash and cash equivalents at beginning of period	3,669	4,967	2,876
Cash and cash equivalents at end of period	$4,393	$3,669	$4,967
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,588	$2,542	$1,029
Interest	973	1,147	1,134